                                                                    Exhibit 99.3
                          JEFFERSON-PILOT CORPORATION
                         CORPORATE ORGANIZATION CHART

           A. Affiliates actually controlled
              ------------------------------

              Jefferson-Pilot Corporation (North Carolina corp.)

              Alexander Hamilton Life Insurance Company of America (Michigan
               corp.)
                 AH (Michigan) Life Insurance Company (Michigan corp.) Alexander Hamilton Capital Management, Inc. (Michigan corp.) Alexander Hamilton Variable Insurance Trust (Massachusetts
                  business trust)
                 First Alexander Hamilton Life Insurance Company (New York
                  corp.)

              Jefferson Pilot Financial Insurance Company (New Hampshire corp.) (name changed effective May 1, 1998, from Chubb Life Insurance
               Company of America)
                 Jefferson Pilot  Life Insurance Agency of Massachusetts, Inc.
                  (Massachusetts corp.)
                 (name changed effective August 5, 1998, from Chubb Life
                  Insurance Agency of Massachusetts, Inc.)
                 Jefferson Pilot LifeAmerica Insurance Company (New Jersey
                  corp.)
                 (name changed effective May 1, 1998, from Chubb Colonial Life
                  Insurance Company)
                 Jefferson Pilot Service Corporation (New Hampshire corp.) (name changed effective June 30, 1998, from Chubb America
                  Service Corporation)

              GARCO Capital Corp. (Delaware corp.)
                 HARCO Capital Corp. (Delaware corp.)
                   Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.)
                    (See note 2)
                      Jefferson Pilot Omega Seguros de Vida S.A. (Uruguay corp.)

              Hampshire Funding Inc. (New Hampshire corp.)

              JP Investment Management Company (North Carolina corp.)

              Jefferson-Pilot Capital Trust A (Delaware business trust)

              Jefferson-Pilot Capital Trust B (Delaware business trust)

              Jefferson-Pilot Communications Company (North Carolina corp.)
                 Jefferson-Pilot Communications Company of California (North
                  Carolina corp.)
                     San Diego Broadcasting Corporation (California corp.)
                 Jefferson-Pilot Communications Company of Virginia (Virginia
                  corp.)
                 Jefferson-Pilot Sports, Inc. (North Carolina corp.)
                 WCSC, Inc. (South Carolina corp.)
                     Tall Tower, Inc. (South Carolina corp.)

              Community Choice of North Carolina, Inc. (North Carolina Corp.)

              Jefferson Pilot Investment Advisory Corporation (Tennessee corp.) (name changed effective January 1, 1998, from Chubb Investment
               Advisory Corporation)

              Jefferson-Pilot Investments, Inc. (North Carolina corp.)
                 Hampshire Syndications, Inc. (New Hampshire corp.)

              Jefferson Pilot Variable Corporation (North Carolina corp.) (name changed effective January 1, 1998, from Jefferson-Pilot
               Investor Services, Inc.)
                 Jefferson-Pilot Investor Services of Nevada, Inc. (Nevada
                  corp.)

              Jefferson-Pilot Life Insurance Company (North Carolina corp.)
                 Jefferson Standard Life Insurance Company (North Carolina
                  corp.)

              Jefferson-Pilot Property Insurance Company (North Carolina corp.)

              Jefferson Pilot Securities Corporation (New Hampshire corp.) (name changed effective January 1, 1998, from Chubb Securities
               Corporation)

Notes: (1) Each indentation reflects another tier of ownership. All entities more than 50% owned are listed.
       (2) The immediate parent owns 100% of the voting securities of each entity except that HARCO owns 70% of Omega.

           B. Affiliates not controlled but state Insurance Holding Company Act
              -----------------------------------------------------------------
           definitions presume control starting at 10% ownership
           -----------------------------------------------------

              Jefferson-Pilot Life Insurance Company owns:
                 Athens Newspapers, Inc., Class A Common, Georgia corp., 40.0%
                  owned
                 Tomco2 Equipment Company, Class A Common, Georgia corp., 29.20%
                  owned

              GARCO Capital Corp. owns:
                 International Home Furnishing Center, Inc., Common, North
                  Carolina corp., 25.06% owned

Recent changes other than noted above:

Volunteer Garage Company, Inc. (Tennessee corp.) - liquidated 12/31/97; to be dissolved
ChubbHealth Holdings, Inc. (New Hampshire corp.) - liquidated 12/31/97; dissolved on 2/25/98
Medselect, Inc. (North Carolina corp.) - liquidated 6/29/98; to be dissolved Jefferson-Pilot Health Care Delivery Systems, Inc. (North Carolina corp.) - liquidated 6/30/98; to be dissolved